Exhibit (n)(2)(i)

FORM OF

AMENDED SCHEDULE A

to the

SECOND AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

ING SERIES FUND, INC.

Classes of Shares
	A	B	C	I	O	R	W
ING Alternative Beta Fund	✓	✓	✓	✓	N/A	N/A	✓
ING Balanced Fund	✓	✓	✓	✓	✓	N/A	N/A
ING Corporate Leaders 100 Fund	✓	✓	✓	✓	N/A	N/A	✓
ING Global Target Payment Fund	✓	✓	✓	✓	N/A	N/A	✓
ING Growth and Income Fund	✓	✓	✓	✓	✓	N/A	✓
ING Index Plus LargeCap Fund	✓	✓	✓	✓	✓	✓	N/A
ING Index Plus MidCap Fund	✓	✓	✓	✓	✓	✓	N/A
ING Index Plus SmallCap Fund	✓	✓	✓	✓	✓	✓	N/A
ING Money Market Fund	✓	✓	✓	✓	✓	N/A	N/A
ING Small Company Fund	✓	✓	✓	✓	✓	N/A	✓
ING Strategic Allocation Conservative Fund	✓	✓	✓	✓	✓	N/A	N/A
ING Strategic Allocation Growth Fund	✓	✓	✓	✓	✓	N/A	N/A
ING Strategic Allocation Moderate Fund	✓	✓	✓	✓	✓	N/A	N/A
ING Tactical Asset Allocation Fund	N/A	N/A	N/A	✓	N/A	N/A	N/A
ING U.S. Government Money Market Fund	✓	✓	✓	✓	✓	N/A	N/A

Date last updated: September 24, 2009